Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of September 18, 2008, by and between Avicena Group, Inc., a Delaware corporation (the “Company”), and the persons or entities executing this agreement on the Signature Pages attached hereto (the “Subscribers”). For purposes of this Agreement, the Subscriber will mean each of the Subscribers party to this Agreement.

In consideration of the Company’s agreement to sell the Securities (as defined below) to the Subscriber, upon the terms and conditions set forth herein, the Subscriber agrees and represents to the Company as follows:

1. The Subscription. The Subscriber hereby subscribes to purchase the number of “Units” set forth on its Signature Page, at a price of $5,000 per Unit. Each Unit shall consist of one share of the Company’s newly designated Series D Preferred Stock, having a par value of $0.001 and a stated value of $5,000 per share (the “Series D Stock”), and one (1) warrant (the “Class D Warrant”) to purchase an additional 650,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). The Series D Stock and Class D Warrants subscribed for under this Agreement are referred to collectively as the “Securities”. The total number of shares of Series D Stock issued pursuant to this Agreement shall be 200 (two hundred).

2. On the date hereof, each share of Series D Stock shall be convertible into 1,000,000 (one million) shares of the Common Stock, for a total of 200,000,000 (two hundred million) shares of Common Stock upon conversion of all the Series D Stock issued pursuant to this Agreement, all as more specifically set forth in Section 5 of the Amended and Restated Certificate of Designation of the Relative Rights and Preferences (the “CoD”) of the Series D Stock (subject to adjustment in certain circumstances as set forth in Clause 6.c below). The Series D Stock shall have the voting rights as set forth in the COD, which includes the right to a number of votes equal to the number of shares of Common Stock into which the shares of Series D Stock then held by Subscriber could then be converted; for greater certainty the Series D Stock will be entitled to vote as if converted into Common Stock representing 200,000,000 votes from the Closing of this Agreement. The Series D Stock’s entitlement to vote its 200,000,000 shares (as reflected on the pro forma capitalization table attached hereto as exhibit A) will not be impacted on any matter to be voted on if the Company’s total authorized shares outstanding have not been increased at time the vote occurs sufficient such to have provisioned for conversion of the Series D Stock. The Company and its officers will use their best efforts as soon as reasonably practical following issuance of the Series D stock, to seek stockholder approval for, among other things, amending the certificate of incorporation to increase the authorized capital stock to a number sufficient to allow for conversion of the Series D stock.

3. The Company acknowledges receiving $700,000 for the Units, with an additional $300,000 to be paid by wire transfer of immediately available funds upon the execution of this Agreement.

4. The Company will not sell more than 200 Units without the written consent of Subscribers holding a majority of the Units issued pursuant to this Agreement (the “Majority Subscribers”).

5. Upon execution of this Agreement, the Majority Subscribers shall designate one additional member to the Company’s Board of Directors which shall then total a maximum of 4 board members after the one addition.

6. Representations and Covenants of the Company. The Company represents, warrants and covenants to the Subscriber as follows:

a. Due Authorization. Upon their delivery to the Subscriber, the Securities will be duly authorized, validly issued, fully paid and non-assessable.

b. No Breach; No Conflicts. The execution, delivery and performance of this Agreement, the Class D Warrant and the Series D Certificate of Designations by the Company, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of acceleration or redemption of any agreement, note, bond, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, including without limitation the Certificates of Designations for the Company’s Series A and Series C Preferred Stock, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Company or its assets, results of operations or financial condition.

c. Post-closing Covenant. Until such time as a New Financing has occurred, the Company covenants that, if any of the conversion prices of its Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (“Prior Preferred”) are reduced to an amount that is less than $.05 per share (subject to adjustments for stock splits, combinations and the like), the Company will reduce the conversion price of the Series D Stock by an amount such that the Subscribers’ ownership of the Company’s outstanding capital stock relative to the holders of Prior Preferred as of the date hereof is not reduced, as reflected on the pro forma capitalization table attached hereto as Exhibit A. “New Financing” shall mean the Company’s entering into an agreement with one or more third parties that contemplates the issuance of at least $10,000,000 of the Company’s equity securities.

7. Representations of the Subscriber. The Subscriber hereby represents and warrants to the Company as indicated below, understanding that the Company will rely on such representations in issuing the Securities to the Subscriber:

a. Due Authorization. The Subscriber has full legal capacity to execute and deliver this Agreement and to carry out fully and perform his, her or its obligations hereunder. If the Subscriber is an entity, (i) such Subscriber is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization; and (ii) such Subscriber has taken all necessary corporate or limited liability company action (a) to duly approve the execution, delivery, and performance of this Agreement and (b) to consummate the transactions contemplated under this Agreement and pursuant to such action has duly executed and delivered this Agreement. This Agreement has been duly executed by the Subscriber, and constitutes the valid and legally binding obligation of the Subscriber, enforceable against him, her or it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws or equitable principals relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. No Conflicts. None of the execution and delivery of this Agreement, the consummation of any of the transactions contemplated hereby, compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

i. conflict with, violate, result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under:

A. any agreement to which the Subscriber is a party or any of his, her or its assets or properties is subject or by which the Subscriber is bound,

B. any court order to which the Subscriber is a party or any of his, her or its assets or properties is subject or by which the Subscriber is bound, or

C. any requirements of law materially affecting the Subscriber or any of his, her or its assets or properties; or

D. any term or provision of the organizational and governing documents of the Subscriber or any other instrument or agreement to which it is subject; or

ii. require the approval, consent, authorization or act of any person or the making by the Subscriber of any declaration, filing or registration with any other person.

c. Investment Intent. The Subscriber understands that the Securities are “restricted securities” and have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law. The Subscriber understands and acknowledges that neither the Securities nor the Common Stock issuable upon conversion of the Series D Stock or upon exercise of the Class D Warrants have been registered, and that the Company has no present intention of registering the same, under the Securities Act, or applicable state or foreign securities laws, and that the Securities are being issued in reliance on (i) an exemption from registration for private offerings contained in Section 4(2) of the Securities Act and Regulation D promulgated under such Section, and (ii) exemptions from the registration requirements of certain state and foreign securities laws, which exemptions depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations in this Agreement, upon which representations the Company is relying. The Subscriber represents that (i) he, she or it is able to bear the economic risk of an investment in the Securities for an indefinite period, (ii) at the present time, he, she or it is able to afford a complete loss of such investment, (iii) he, she or it has adequate means of providing for his, her or its current needs and possible personal contingencies and (iv) he, she or it has no need for liquidity in this investment.

d. Own Account; No Distribution. The Subscriber is acquiring the Securities as principal for his, her or its own account and not as a nominee, agent or representative of any other person or entity, nor with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law. The Subscriber has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities in violation of the Securities Act or any applicable state securities law. After the Securities are issued to the Subscriber, no other person shall have any right to control or direct the voting or disposition of the Securities.

e. Accredited Investor Status. At the time the Subscriber was offered the Securities, he, she or it was, and at the date hereof he, she or it is, and on each date on which he, she or it converts any Series D Stock or exercises any Class D Warrants he, she or it will be, either: (i) an “accredited Investor” as defined in one or more of the subsections of Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Subscriber is not required to be registered as a broker-dealer under Section 15 of the U.S. Securities and Exchange Act of 1934, as amended.

f. Investment Experience and Sophistication; Subscriber’s Investigation; No Other Representations. The Subscriber has such knowledge, sophistication and experience in business and financial matters (including private securities issued by public companies) so as to be capable of evaluating the merits and risks of the prospective investment in the Securities. The Subscriber has in fact conducted such an evaluation. In making its evaluation, the Subscriber has not been furnished with or relied upon any representations, warranties or other information (whether oral or written) from the Company, or from any of its directors, officers or stockholders, or from any other persons purporting to represent or act on behalf of the Company, other than (i) the representations contained in this Agreement and (ii) information regarding the Company and its operations contained in the Company’s public securities filings or otherwise generally available to the public. The Subscriber is aware that an investment in the Securities is subject to a high degree of risk, and has reviewed the “Risk Factors” set forth in the Company’s recent securities filings.

g. No General Solicitation. The Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

h. No Short Selling. The Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing from the time that the Subscriber first received from the Company or any other person representing the Company (i) a term sheet (written or oral) or (ii) a draft of this Agreement, in each case setting forth the material terms of the transactions contemplated hereunder, until the date hereof. The Subscriber has maintained the confidentiality of all disclosures made to him in connection with the transactions contemplated hereby (including the existence and terms of this transaction).

i. Residency. The Subscriber is a non-resident of the Unites States of America. The Subscriber agrees that, if he, she or it changes its principal residence prior to the issuance of the Securities, he, she or it will promptly notify the Company.

8. Subscriber Acknowledgements. The Subscriber is aware of, and acknowledges, the following:

a. Except as provided under applicable state securities laws, this Subscription Agreement is and shall be binding and irrevocable, except that the Subscriber shall have no obligations hereunder if this Subscription Agreement is for any reason rejected. This Subscription Agreement may not be cancelled, revoked or withdrawn by the Subscriber. This Subscription Agreement and any documents submitted herewith shall survive the death or disability of an individual Subscriber; and

b. At any time after the Subscriber executes this Agreement, the Subscriber may become a stockholder of the Company. The Company will promptly hereafter issue the Securities purchased pursuant hereto in the name of the Subscriber as indicated on the Signature Page.

9. Waiver of Participation Rights; April 2008 Letter. In connection with the issuance of the Securities and any securities issued in the New Financing, the Subscriber hereby agrees and acknowledges, on behalf of itself and its affiliates, that to the extent it (or any of its affiliates) has any participation right, right of first refusal, right of first offer or similar rights (including without limitation any related notice rights) under previously existing agreements between the undersigned (or its affiliates) and the Company, including without limitation Section 4(e) of that certain Series B Securities Purchase Agreement dated as of March 30, 2007, by and between the Company and the other parties thereto, that it waives any and all such rights on behalf of itself and its affiliates. Each Subscriber agrees and acknowledges that that certain letter dated April 9, 2008 from the Company to 2141610 Ontario Limited regarding a $6,000,000 equity funding facility for the Company, shall be deemed void and of no force or effect.

10. Miscellaneous Provisions.

a. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of law principles thereof.

b. Arbitration; Construction. Any dispute, controversy, or claim arising out of or relating to this Agreement, the performance of the parties of its provisions, or the enforcement of the rights of the parties hereunder shall be determined by arbitration to be conducted in New York, New York, before a single arbitrator. The prior sentence shall not, however, preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Each party hereto irrevocably consents to personal jurisdiction of the arbitrator chosen pursuant to such Rules and Procedures (the “Arbitrator”). The Arbitrator may, in the arbitration award he or she renders (the “Award”), allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party. The parties further agree that any federal or state court sitting in New York, New York, shall be authorized to enter a judgment upon the Award. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

c. Entire and Binding Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. This Agreement and the rights, powers and duties set forth herein shall be binding upon the Subscriber, the Subscriber’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

d. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Subscriber or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

e. Brokers and Finders. Other than the fee of $100,000 which has been paid to Ethos, the Company and the Subscriber hereby represent to each other that neither of them, nor any person acting on behalf of either of them, has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated herein.

f. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

g. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the undersigned Subscriber has caused this Subscription Agreement to be duly executed by his, her or its authorized signatories as of the date first indicated above.

Name of the Subscriber:

Number of Units being Purchased:

Dollar Amount of Subscription ($5,000.00 per Unit): $

Signature of Subscriber (or, if Subscriber is an entity,

Authorized Signatory of the Subscriber):

If Subscriber is an entity, type of

entity and jurisdiction of organization:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of the Subscriber:

Fax Number of the Subscriber:

Address for Notice of the Subscriber:

Address for Delivery of Securities for the Subscriber (if not same as address for notice):

Accepted this      day of                     , 2008

Avicena Group, Inc.

By:
Print Name:
Title: